Exhibit 99.05
Southern Company
Consolidated Earnings
(In Millions of Dollars)

	Three Months Ended March
	2009	2008	Change
Income Account-
Retail Revenue-
Fuel	$1,252	$1,203	$49
Non-Fuel	1,813	1,803	10
Wholesale Revenues	451	514	(63)
Other Electric Revenues	123	130	(7)
Non-regulated Operating Revenues	27	33	(6)
Total Revenues	3,666	3,683	(17)
Fuel and Purchased Power	1,514	1,545	(31)
Non-fuel O & M	870	897	(27)
MCAR Litigation Settlement	202	-	202
Depreciation and Amortization	390	344	46
Taxes Other Than Income Taxes	200	189	11
Total Operating Expenses	3,176	2,975	201
Operating Income	490	708	(218)
Other Income, net	45	62	(17)
Interest Charges	226	217	9
Income Taxes	167	178	(11)
Net Income	142	375	(233)
Dividends on Preferred and Preference Stock of Subsidiaries	16	16	-
NET INCOME AFTER DIVIDENDS ON PREFERRED
AND PREFERENCE STOCK (See Notes)	$126	$359	$(233)

Notes
- Certain prior year data has been reclassified to conform with current year presentation.

- Information contained in this report is subject to audit and adjustments. Certain classifications may be different from final results published in the Form 10-Q.